UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2008

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 31st Floor Hartford, Connecticut		06103
(Address of Principal Executive Offices)		(Zip Code)

(860) 275-6200 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 5, 2008, CBRE Realty Finance, Inc. (the “Company”) was notified by NYSE Regulation, Inc. (the “NYSER”) that the NYSER will permanently suspend trading of the Company’s common stock (the “Common Stock”) on the New York Stock Exchange (the “NYSE”) as of the close of market on November 7, 2008. The decision to suspend the Company’s common stock was based on the Company’s deficiency in meeting the requirements of the minimum market capitalization standard under Section 802.01B of the NYSE Listed Company Manual (the “Listed Company Manual”) which requires the Company to maintain a 30-trading-day average market capitalization of at least $25 million. The Company has also previously fallen below the continued listing standard under Section 802.01C of the Listed Company Manual requiring a listed common stock to maintain a minimum average closing price of $1.00 per share for 30 consecutive trading days.

On November 7, 2008, the Company announced that as of November 10, 2008, the trading of the Common Stock will occur over-the-counter under the ticker symbol “CRTYZ.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2008

CBRE REALTY FINANCE, INC.

By:	/s/ Daniel Farr

Name: Daniel Farr
Title: Chief Financial Officer